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                                                                 EXHIBIT 3.1.1

[CANADIAN FLAG LOGO]   Industry Canada         Industrie Canada


Restated Certificate                                  Certificat
of Incorporation                                      de constitution a jour

Canada Business                                       Loi canadienne sur
Corporations Act                                      les societes par actions


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
TRANSCANADA PIPELINES LIMITED                         370712-1



_______________________________________________       _______________________________________________
Name of corporation-Denomination de la societe        Corporation number-Numero de la societe


I hereby certify that the articles of                 Je certifie que les statuts constitutifs de la
incorporation of the above-named corporation          societe susmentionnee ont ete mis a jour en
were restated under section 180 of the CANADA         vertu de l'article 180 de la LOI CANADIENNE SUR
BUSINESS CORPORATIONS ACT as set out in the           LES SOCIETES PAR ACTIONS, tel qu'il est indique
attached restated articles of incorporation.          dans les statuts mis a jour ci-joints.




           [GRAPHIC OMITTED]                                  May 4, 2001/le 4 mai 2001

          Director -Directeur                               Effective Date of Restatement -
                                                      Date d'entree en vigueur de la mise a jour
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